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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  August 27, 1999



                         CONTINUUS SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



          000-26797                                     43-1070080
    (Commission File No.)                     (IRS Employer Identification No.)


                                  108 Pacifica
                           Irvine, California  92618
             (Address of principal executive offices and zip code)


      Registrant's telephone number, including area code:  (949) 453-2200
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ITEM 5. OTHER EVENTS.

      On August 27, 1999, the Registrant issued 5,000 shares of its Series A Non-Voting Convertible Preferred Stock (the "Preferred Stock") to U.S. Bancorp Piper Jaffray Inc. ("Piper Jaffray") in exchange for 500,000 shares of the Registrant's common stock. Piper Jaffray had owned in excess of 5% of the voting stock of Registrant. The exchange of Preferred Stock for common stock reduced Piper Jaffray's common stock holdings to enable Piper Jaffray to satisfy the Bank Holding Company Act requirements that a bank holding company and its affiliates own less than 5% of the voting stock of a publicly trade corporation. Each share of Preferred Stock is convertible into 100 shares of common stock. The Preferred Stock does not have voting rights or a liquidation or redemption preference. The Preferred Stock has the same right to dividends as the common stock.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

   (C)  EXHIBITS.

        3.6 The Registrant's Certificate of Designation of the Series A Non-Voting Convertible Preferred Stock.

        99.1 Stock Exchange Agreement between the Registrant and U.S. Bancorp Piper Jaffray Inc.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CONTINUUS SOFTWARE CORPORATION


Dated:  August 30, 1999              By:  /s/ John R. Wark
                                          John R. Wark
                                          President and Chief Executive Officer



                                       2.
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                               INDEX TO EXHIBITS


           3.6 Registrant's Certificate of Designation of the Series A Non-Voting Convertible Preferred Stock.

          99.1 Stock Exchange Agreement between the Registrant and U.S. Bancorp Piper Jaffray Inc.